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                                                           EXHIBIT 10.7






                       THE EMPLOYEE STOCK OWNERSHIP PLAN

                FOR EMPLOYEES OF GETTY PETROLEUM MARKETING INC.


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                      THE EMPLOYEE STOCK OWNERSHIP PLAN

               FOR EMPLOYEES OF GETTY PETROLEUM MARKETING INC.


                              TABLE OF CONTENTS

                                                                      Page

Preamble .........................................................       1

ARTICLE I - DEFINITIONS ..........................................       2

    Section 1.1    -   General ...................................       2
    Section 1.2    -   Accounts ..................................       2
    Section 1.3    -   Active Participant ........................       2
    Section 1.4    -   Administrator .............................       2
    Section 1.5    -   Annual Addition ...........................       2
    Section 1.6    -   Bargaining Unit ...........................       3
    Section 1.7    -   Beneficiary ...............................       4
    Section 1.8    -   Board .....................................       4
    Section 1.9    -   Break in Service Year .....................       4
    Section 1.10   -   Cash Account ..............................       5
    Section 1.11   -   Code ......................................       5
    Section 1.12   -   Company; Company Affiliate ................       5
    Section 1.13   -   Company Stock .............................       5
    Section 1.14   -   Compensation ..............................       5
    Section 1.15   -   Current Obligations .......................       6
    Section 1.16   -   Direct Rollover ...........................       6
    Section 1.17   -   Disability Retirement .....................       6
    Section 1.18   -   Disability Retirement Date ................       7
    Section 1.19   -   Distributee ...............................       7
    Section 1.20   -   Eligible Retirement Plan ..................       7
    Section 1.21   -   Eligible Rollover Distribution ............       7
    Section 1.22   -   Employee ..................................       8
    Section 1.23   -   ERISA .....................................       8
    Section 1.24   -   Freely Tradeable Stock ....................       8
    Section 1.25   -   Highly Compensated Employee ...............       8
    Section 1.26   -   Hour of Service ...........................      10
    Section 1.27   -   Leveraged Company Stock ...................      11
    Section 1.28   -   Military Leave ............................      12
    Section 1.29   -   Normal Retirement .........................      12
    Section 1.30   -   Normal Retirement Date ....................      12
    Section 1.31   -   Option Stock ..............................      12
    Section 1.32   -   Participant ...............................      12
    Section 1.33   -   Plan ......................................      12
    Section 1.34   -   Plan Representative .......................      13
    Section 1.35   -   Plan Year .................................      13
    Section 1.36   -   Qualified Holder ..........................      13
    Section 1.37   -   Rules of the Plan .........................      13
    Section 1.38   -   Separation from the Service ...............      13
    Section 1.39   -   Service ...................................      14
    Section 1.40   -   Spousal Consent ...........................      14


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                                                                        Page

    Section 1.41   -   Spouse; Surviving Spouse                           14
    Section 1.42   -   Statutory Compensation                             14
    Section 1.43   -   Stock Account                                      15
    Section 1.44   -   Suspense Account                                   15
    Section 1.45   -   Trust                                              15
    Section 1.46   -   Trust Agreement                                    16
    Section 1.47   -   Trust Fund                                         16
    Section 1.48   -   Trustee                                            16
    Section 1.49   -   Vested                                             16
    Section 1.50   -   Years of Vesting Service                           16

ARTICLE II - ELIGIBILITY

    Section 2.1    -   Requirements for Participation                     16
    Section 2.2    -   Notice of Participation                            17
    Section 2.3    -   Enrollment Form                                    17
    Section 2.4    -   Inactive Status                                    17

ARTICLE III - CONTRIBUTIONS OF THE COMPANY                                18

    Section 3.1    -   Determination of Annual Contribution               18
    Section 3.2    -   Maximum Annual Contribution                        18
    Section 3.3    -   Contribution Date                                  18
    Section 3.4    -   Form of Contributions                              19
    Section 3.5    -   Application of Company Contributions               19

ARTICLE IV - PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES       19

    Section 4.1    -   Accounts                                           19
    Section 4.2    -   Allocation of Company Contributions                19
    Section 4.3    -   Allocation of Forfeitures                          20

ARTICLE V - ACCOUNTING                                                    20

    Section 5.1    -   Accounting for Company Contributions               20
    Section 5.2    -   Accounting for Forfeitures                         21
    Section 5.3    -   Allocation of Cash Dividends                       21
    Section 5.4    -   Allocation of Stock Dividends                      21
    Section 5.5    -   Allocation of Stock Rights, Warrants and Options   21
    Section 5.6    -   Suspense Account                                   22
    Section 5.7    -   Release and Allocation of Leveraged Company Stock  22
    Section 5.8    -   Limitations on Allocations to Certain Participant  24
    Section 5.9    -   Diversification                                    24


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                                                                           Page

ARTICLE VI - VALUATION OF THE TRUST FUND AND ACCOUNTS                        25

    Section 6.1    -   Valuation of Company Stock                            25
    Section 6.2    -   Valuation of Plan Assets Other than Company Stock     26
    Section 6.3    -   Allocation of Values for Cash Accounts                27
    Section 6.4    -   Applicability of Account Values                       27

ARTICLE VII - VESTING OF INTERESTS                                           27

    Section 7.1    -   Vesting of Accounts                                   27
    Section 7.2    -   Additional Vesting of Accounts                        27

ARTICLE VIII - EMPLOYMENT AFTER NORMAL RETIREMENT DATE                       28

    Section 8.1    -   Continuation of Employment                            28
    Section 8.2    -   Continuation of Participation                         28
    Section 8.3    -   Mandatory In-Service Distributions                    28

ARTICLE IX - BENEFITS UPON RETIREMENT                                        28

    Section 9.1    -   Normal or Disability Retirement                       28
    Section 9.2    -   Rights Upon Normal or Disability Retirement           28
    Section 9.3    -   Distribution of Accounts                              29
    Section 9.4    -   Determination of Value of Accounts                    30

ARTICLE X - BENEFITS UPON DEATH                                              31

    Section 10.1   -   Designation of Beneficiary                            31
    Section 10.2   -   Distribution on Death                                 31
    Section 10.3   -   Determination of Value of Accounts                    32

ARTICLE XI - BENEFITS UPON RESIGNATION OR DISCHARGE                          32

    Section 11.1   -   Distributions on Resignation or Discharge             32
    Section 11.2   -   Determination of Value of Accounts                    33
    Section 11.3   -   Forfeitures                                           34
    Section 11.4   -   Restoration of Forfeitures                            34

ARTICLE XII - TOP-HEAVY PROVISIONS                                           35

    Section 12.1   -   Top-Heavy Determination                               35
    Section 12.2   -   Minimum Benefits                                      38
    Section 12.3   -   Limitation on Benefits                                38

ARTICLE XIII - ADMINISTRATIVE PROVISIONS                                     39

    Section 13.1   -   Duties and Powers of the Administrator                39


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                                                                           Page

    Section 13.2   -   Expenses of Administration                            40
    Section 13.3   -   Payments                                              40
    Section 13.4   -   Statement to Participants                             40
    Section 13.5   -   Inspection of Records                                 40
    Section 13.6   -   Claims Procedure                                      41
    Section 13.7   -   Conflicting Claims                                    42
    Section 13.8   -   Effect of Delay or Failure to Ascertain Amount
                       Distributable or to Locate Distributee                42
    Section 13.9   -   Service of Process                                    43
    Section 13.10  -   Limitations Upon Powers of the Administrator          43
    Section 13.11  -   Effect of Administrator Action                        43
    Section 13.12  -   Assignments, etc., Prohibited; Distributions
                       Pursuant to Qualified Domestic Relations Orders       43
    Section 13.13  -   Correction of Administrative Error; Special
                       Contribution                                          44
    Section 13.14  -   Direct Rollovers                                      44

ARTICLE XIV - SALE OF COMPANY STOCK                                          44

    Section 14.1   -   Option to Sell Shares of Company Stock                44

ARTICLE XV - TERMINATION, DISCONTINUANCE, AMENDMENT, MERGER,
             ADOPTION OF PLAN                                                46

    Section 15.1   -   Termination of Plan; Discontinuance of Contributions  46
    Section 15.2   -   Amendment of Plan                                     47
    Section 15.3   -   Retroactive Effect of Plan Amendment                  48
    Section 15.4   -   Consolidation or Merger; Adoption of Plan by Other
                       Companies                                             48

ARTICLE XVI - MISCELLANEOUS PROVISIONS                                       49

    Section 16.1   -   Identification of Fiduciaries                         49
    Section 16.2   -   Allocation of Fiduciary Responsibilities              49
    Section 16.3   -   Limitation on Rights of Employees                     50
    Section 16.4   -   Limitation on Annual Additions; Treatment of
                       Otherwise Excessive Allocations                       51
    Section 16.5   -   Voting Rights                                         52
    Section 16.6   -   Governing Law                                         54
    Section 16.7   -   Genders and Plurals                                   54
    Section 16.8   -   Titles                                                54
    Section 16.9   -   References                                            54
    Section 16.10  -   Use of Trust Funds                                    54



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                       THE EMPLOYEE STOCK OWNERSHIP PLAN

                FOR EMPLOYEES OF GETTY PETROLEUM MARKETING INC.


          Getty Petroleum Marketing Inc., a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors adopted on _________________, 1997, adopted The Employee Stock Ownership Plan for Employees of Getty Petroleum Marketing Inc. for the exclusive benefit of its eligible Employees, effective as of _______________, 1997.

          The purposes of the Plan are:

               (1) To permit Participants to share in the Company's success.

               (2) To stimulate and maintain among Participants a sense of responsibility, cooperative effort and a sincere interest in the progress and success of the Company.

               (3) To increase the efficiency of Participants and to encourage them to remain with the Company until retirement from active service.

               (4) To provide security for Participants by establishing a plan under which each Participant's share of Company contributions and the earnings thereon will be invested and accumulated to create a fund to benefit him in the event of his disability or other termination of employment.

          The Plan is a stock bonus plan which is intended to be an employee stock ownership plan within the meaning of ERISA Section 407(d)(6)(A) and Code
Section 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities and is intended to comply with the provisions of Code Sections 401, 402(a), 404(a)(3) and other applicable provisions of the Code, similar provisions of state law and ERISA, as amended.

          In implementing the purposes of the Plan, the Trust may, but need not, borrow money or receive other extensions of credit to acquire Company Stock, including borrowing or otherwise obtaining credit from the Company and/or other parties constituting "disqualified persons" within the meaning of Code Section 4975(e)(2).

          For purposes of Code Section 401(a)(28) and Section 5.9 of the Plan, the ten-year participation period shall commence on the date the Plan is adopted or the Employee becomes a Participant, whichever is later.

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                                   ARTICLE I

                                  DEFINITIONS

Section 1.1 - General

     Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2 - Accounts

     "Accounts" of a Participant or former Participant shall mean his Cash Account and Stock Account, in the Trust Fund established in accordance with
Section 4.1.

Section 1.3 - Active Participant

     "Active Participant" shall mean a Participant who is an Employee and is not in a Bargaining Unit.

Section 1.4 - Administrator

     "Administrator" shall mean the Company, acting through its chief executive officer or his delegate.

Section 1.5  - Annual Addition

     "Annual Addition" of a Participant for the Plan Year in question shall mean

           (a) the sum of

                 (i) Company contributions and forfeitures
            allocated to his Accounts for that Plan Year,

                 (ii) Company contributions and forfeitures
            allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year,

                 (iii) his personal contributions under all
            qualified defined contribution
            plans, if any, of the Company and any Company
            Affiliate for that Plan Year, and

                 (iv) except for purposes of Section 16.4 (a)(i)
            the sum of

                       a.  Company contributions allocated after March

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                  31, 1984 to an individual medical account as
                  defined in Code Section 415(l)(1), if any, which is maintained under a qualified pension or annuity plan, and

                       b.  Company contributions paid or
                  accrued for Plan Years ending after
                  December 31, 1985, if any, and allocated to the separate account of a Key Employee
                  (as defined in Section 12.1(b)(iv)) for
                  the purpose of providing post-retirement medical benefits,

           (b) Provided however that, for any Plan Year for which no more than one-third of the Company contributions under Section 3.1, (which are deductible under Code Section 404(a)(9)) are allocated to Accounts of Highly Compensated Employees, the Annual Addition of a Participant shall not include

                 (i) his share of Company contributions for such
            Plan Year which are deductible under Code Section
            404(a)(9)(B), or

                 (ii) his share of forfeitures of Company Stock
            acquired with the proceeds of a loan or installment obligation described in Code Section 404(a)(9)(A).

     If, in a particular Plan Year, the Company contributes an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Plan Year, or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year, but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

Section 1.6 - Bargaining Unit

     "Bargaining Unit" shall mean a bargaining unit covered by a collective bargaining agreement with the Company


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           (a) if retirement benefits were the subject of good faith
      bargaining with respect to such agreement, and

           (b) if such agreement does not provide for the coverage under the Plan of Employees in such unit.

Section 1.7 - Beneficiary

     "Beneficiary" shall mean a person or trust properly designated by a Participant or former Participant to receive benefits, or such Participant's Spouse or heirs at law, as provided in Article X.

Section 1.8 - Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.9 - Break in Service Year

     "Break in Service Year" of an Employee or former Employee shall mean the three hundred and sixty-five day period

           (a) which begins on the later of

                 (i) the date of his last Separation from the
            Service, or

                 (ii) if the Employee furnishes to the
            Administrator such timely information as the Administrator may reasonably require to establish that the Employee's absence from work is for any of the following reasons or purposes, the second anniversary of the first day of his absence from work

                       a. by reason of pregnancy of the
                  Employee,

                       b. by reason of the birth of a child
                  of the Employee,

                       c. by reason of the placement of a
                  child with the Employee in connection with the adoption of such child by the Employee, or

                       d. for purposes of caring for such
                  child for a period beginning immediately following such birth or placement, and

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           (b) during no part of which he was an Employee or employed by a Company Affiliate.

Section 1.10 - Cash Account

     "Cash Account" shall mean a sub-account established and maintained for each Participant under Section 4.1 for purposes of holding and accounting for assets other than Company Stock held in the Trust Fund and allocated to Participants.

Section 1.11 - Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.12 - Company; Company Affiliate

     (a) "Company" shall mean Getty Petroleum Marketing Inc., any other company which subsequently adopts the Plan as a whole or as to any one or more divisions, in accordance with Section 15.4(c), and any successor company which continues the Plan under Section 15.4(a).

     (b) "Company Affiliate" shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

Section 1.13 - Company Stock

     "Company Stock" shall mean

           (a) in the event the Company has only one authorized class of capital stock, such class of stock, or

           (b) in the event the Company (and any corporation which is in the same controlled group (as defined in Code Section 409(1)(4))) at any time has more than one authorized class of capital stock, any class which constitutes "employer securities" as that term is defined in Code Section 409(1).

Section 1.14 - Compensation

     (a) "Compensation" of a Participant for any Plan Year shall mean his Statutory Compensation for such Plan Year

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           (i) and including amounts not includable in gross income by reason of Code Sections 125 (cafeteria plans), 402(e)(3)(401(k) plans), 402(h) or 403(b),

           (ii) and excluding all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (including severance benefits) (even if includable in gross income), but in no event greater than $150,000 (adjusted for increases in the cost of living described in Code Section 401(a)(17) and, if the Plan Year is less than twelve months, such limit shall be reduced to an amount equal to such limit multiplied by a fraction, the numerator representing the number of months in the Plan Year and the denominator of which is twelve).

     (b) With respect to applicable family members of Participants described in
Section 1.25(c)(ii), the provisions of Code Section 414(q)(6), as modified by Code Section 401(a)(17) shall apply.

Section 1.15 - Current Obligations

     "Current Obligations" shall mean obligations of the Trust arising from extensions of credit to the Trust, in connection with the purchase by the Trust of Leveraged Company Stock, and either

           (a) payable in cash within one year from the date of reference pursuant to the terms of the applicable credit agreement, or

           (b) specified by the Company as subject to current payment with Trust assets available therefor pursuant to the terms of this Plan.

Section 1.16 - Direct Rollover

     "Direct Rollover" shall mean a payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

Section 1.17 - Disability Retirement

     "Disability Retirement" of a Participant shall mean his Separation from the Service authorized by the Administrator upon its finding, based on competent medical evidence, that the Participant, as a result of mental or physical disease or condition, will be permanently unable to discharge his assigned duties and is eligible to receive disability benefits under the Social Security Act.

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Section 1.18 - Disability Retirement Date

     "Disability Retirement Date" of a Participant shall mean the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

Section 1.19 - Distributee

     "Distributee" shall mean a Participant or former Participant, Surviving Spouse of a Participant or former Participant, or a Spouse or former Spouse of a Participant or former Participant who is an alternate payee under a "qualified domestic relations order," as defined in Code Section 414(p).

Section 1.20 - Eligible Retirement Plan

     "Eligible Retirement Plan" shall mean an individual retirement account (described in Code Section 408(a)), an individual retirement annuity (described in Code Section 408(b)), an annuity plan (described in Code Section 403(a)), or a qualified trust (described in Code Section 401(a)), that will accept a Distributee's Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a Distributee who is a Surviving Spouse of a Participant or former Participant, an "Eligible Retirement Plan" shall mean only an individual retirement account or an individual retirement annuity.

Section 1.21 - Eligible Rollover Distribution

     (a) Except as provided in subsection (b), "Eligible Rollover Distribution" shall mean any distribution of all or any portion of a Participant's or former Participant's Accounts to a Distributee.

     (b) "Eligible Rollover Distribution" shall not mean any distribution

           (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's
      Beneficiary,

           (ii) that is paid for a specific period of ten years or more,

           (iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Temp. Reg. Section 1.401(a)(31)-1T A-11,



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           (iv) to the extent such distribution is required under Code
      Section 401(a)(9), or

           (v) to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Section 1.22 - Employee

     "Employee" shall mean any person who renders services to the Company in the status of an employee as the term is defined in Code Section 3121(d). Except as provided in subsection 1.25(d) and Section 1.26, "Employee" shall not include leased Employees treated as Employees of the Company pursuant to Code Sections 414(n) and 414(o) or employees of a Company Affiliate.

Section 1.23 - ERISA

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.24 - Freely Tradeable Stock

     "Freely Tradeable Stock" shall mean Company Stock that, at the time of reference

           (a) is "publicly traded" as that term is defined under Treasury Regulation Section 54.4975-7(b)(1)(iv) or any successor regulation thereto, and

           (b) is not subject to a "trading limitation" as that term is defined under Treasury Regulation Section 54.4975-7(b)(10) or any successor regulation thereto.

Section 1.25 - Highly Compensated Employee

     (a) For any current Plan Year, a "Highly Compensated Employee," shall mean any Employee who

           (i) was a five percent owner of the Company or a Company Affiliate (within the meaning of Code Section 414(q)(3)),

           (ii) had Statutory Compensation in excess of $75,000
      (adjusted as described in Temp. Reg. Section  1.414(q)-1T A-3(c)),

           (iii) had Statutory Compensation in excess of $50,000
      (adjusted as described in Temp. Reg. Section 1.414(q)-1T A-3(c)) and was in the group consisting of the top twenty percent of Employees (excluding for




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      such purpose such Employees described in Code Section 414(q)(8) and Temp.
      Reg. Section 1.414(q)-1T A-9(b) as are excluded under the Rules of the
      Plan) when ranked by Statutory Compensation for the Plan Year in question, or

           (iv) was an officer (within the meaning of Code Sections 414(q)(1)(D) and 414(q)(5)) of the Company or a Company Affiliate (not more than fifty Employees or, if lesser, the greater of three Employees or ten percent of the Employees shall be treated as officers) and

                 a. had Statutory Compensation in excess of $45,000
            (adjusted as described in Code Section 414(q)(1)(D)), or

                 b. had the greatest Statutory Compensation of any
            officer,

and any former Employee, who during the Plan Year in which he Separated from the Service, or during any Plan Year ending on or after his fifty-fifth birthday, was described in subsection (a).

     (b) For purposes of subsection (a), the Company has made the "calendar year calculation election" pursuant to Temp. Reg. Section 1.414(q)-1T Q&A-14(b).

           (c) (i) For purposes of Section 1.14(a), any Employee who is, during the previous or current Plan Year, a Spouse or lineal descendant who has not attained age nineteen before the close of the Plan Year of any person described in paragraph (ii), shall not be treated as a separate Employee and any Statutory Compensation paid to such Employee shall be treated as if paid to the person described in paragraph
      (ii).

           (ii) A person is described in this paragraph in a Plan Year if he is

                 a. an Employee or former Employee who is or was a
            five percent owner of the Company or a Company
            Affiliate (within the meaning of Code Section
            414(q)(3)), or

                 b. one of the ten Employees with the greatest
            Statutory Compensation for such Plan Year. (The determination of which Employees are among the ten with the greatest Statutory Compensation shall be made prior to the application of this subsection (c)).

     (d) For purposes of this Section, "Statutory Compensation" shall include Compensation deferral amounts and



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other amounts required to be taken into account pursuant to Code Section
414(q)(7)(B), and "Employee" shall include leased Employees treated as Employees of the Company pursuant to Code Section 414(n) or 414(o) and shall include Employees of a Company Affiliate, but shall not include Employees on a leave of absence throughout the Plan Year, or Employees who receive Statutory Compensation for the Plan Year in an amount less than 50% of such Employee's average annual compensation for the three consecutive calendar years preceding the Plan Year during which such Employee received the greatest amount of Statutory Compensation.

Section 1.26 - Hour of Service

          (a) "Hour of Service" of an Employee (including a leased Employee pursuant to Code Sections 414(n) and (o)) shall mean the following:

               (i) Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate, and with respect to periods prior to ___________________, 1997, Getty Petroleum Corp., Getty Terminals Corp., Kingston Oil Supply Corp. or PT Petro Corp., for the performance of services.

               (ii) Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate and, with respect to periods prior to ________________, 1997, Getty Petroleum Corp., Getty Terminals Corp., Kingston Oil Supply Corp. or PT Petro Corp., whether direct or indirect; provided, however, that no such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

               (iii) Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate and, with respect to periods prior to ________________, 1997, Getty Petroleum Corp., Getty Terminals Corp., Kingston Oil Supply Corp. or PT Petro Corp.

          (b) Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. Section 2530.200b-2(b). Each Hour of Service shall be attributed to



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the initial eligibility year in which it occurs except to the extent that the
Company, in accordance with 29 C.F.R. Section 2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.

          (c) The Hours of Service of an Employee occurring prior to ____________________, 1997 shall be determined by the Administrator from reasonably accessible records by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

Section 1.27 - Leveraged Company Stock

          "Leveraged Company Stock" shall mean any Company Stock that is acquired by the Trustee with the proceeds of a loan made or guaranteed by the Company or any other party constituting a disqualified person within the meaning of Code Section 4975(e)(2), or any successor statute, as amended from time to time.

Section 1.28 - Military Leave

          Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee's Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights. For purposes of computing an Employee's Service, no more than 365 days of Service shall be credited for any Military Leave except as required by Treas. Reg. Section 1.410(a)-7(b)(6)(iii).

Section 1.29 - Normal Retirement

          "Normal Retirement" of a Participant shall mean his Separation from the Service upon his Normal Retirement Date, or after such date (except by death) as permitted under Article IX.

Section 1.30 - Normal Retirement Date

          "Normal Retirement Date" of a Participant shall mean the later of

               (a) the first day of the calendar month coincident with or next following his sixty-fifth birthday, or

               (b) the fifth anniversary of the date he commences participation in the Plan.

Section 1.31 - Option Stock

          "Option Stock" shall mean Company Stock that is distributed to a Qualified Holder if, at the time of distribution, such Company Stock is not Freely Tradeable Stock.

Section 1.32 - Participant

          "Participant" shall mean any person included in the Plan as provided in Article II.

Section 1.33 - Plan

          "Plan" shall mean The Employee Stock Ownership Plan for Employees of Getty Petroleum Marketing Inc.

Section 1.34 - Plan Representative

          "Plan Representative" shall mean any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

Section 1.35 - Plan Year

          "Plan Year" shall be the calendar year including all such years prior to the adoption of the Plan.

Section 1.36 - Qualified Holder

          "Qualified Holder" shall mean the Participant or Beneficiary receiving a distribution of Company Stock, any other party to whom such stock is transferred by gift or by reason of death and any trustee of an individual retirement account (as defined in Code Section 408) to which all or any portion of such distributed Company Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Code Section 402.

Section 1.37 - Rules of the Plan

          "Rules of the Plan" shall mean the rules adopted by the Administrator pursuant to Section 13.1(a)(ii) for the administration, interpretation or application of the Plan.

Section 1.38 - Separation from the Service

          (a) "Separation from the Service" of an Employee shall mean his resignation from or discharge by the Company or a Company Affiliate, or his death, Normal or Disability Retirement but not his transfer among the Company and Company Affiliates.

          (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

               (i) continuation upon a temporary layoff for lack of work for a period in excess of three months shall be considered a discharge effective as of the commencement of the third month of such period, and

               (ii) failure to return to work upon expiration of any leave of absence, sick leave, Military Leave or vacation or within three days after recall from a temporary layoff for lack of work shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, Military Leave, vacation or temporary layoff or the expiration of the third day after recall from any such temporary layoff.

Section 1.39 - Service

          "Service" of an Employee, expressed in days, shall mean his period of elapsed time which, or the sum of such periods each of which, is measured from

               (a) his first Hour of Service, or his first Hour of Service following a Break in Service Year, as the case may be, to

               (b) (i) the first day of his first subsequent Break in Service Year, or

                   (ii) the first day of the twelve month period immediately preceding the first day of his first subsequent Break in Service Year if the Break in Service Year occurs for the reasons described in Section 1.9(a)(ii).

Section 1.40 - Spousal Consent

          "Spousal Consent" to an election, designation or other action of a Participant, shall mean the written consent thereto of the Spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse, and, in the case of consent to a Beneficiary designation, with such designation not being changeable without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse in question.

Section 1.41 - Spouse; Surviving Spouse

          "Spouse" or "Surviving Spouse" of a Participant or former Participant shall mean the spouse to whom he was married on the date of his death; provided, however, that to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

Section 1.42 - Statutory Compensation

          "Statutory Compensation" of a Participant for any Plan Year shall mean his total taxable remuneration received from the Company and all Company Affiliates in that Plan Year for services rendered as an Employee (including those items not reported on Form W-2 as determined under Treas. Reg. Section 1.415-2(d)(2)(iii)-(vi)), exclusive of

               (a) Company and Company Affiliate contributions to a deferred compensation plan (to the extent includable in the Participant's gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan),

               (b) amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture, as described in Code Section 83,

               (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option and

               (d) other amounts which receive special tax benefits such as Company or Company Affiliate contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from the Participant's gross income).

Section 1.43 - Stock Account

          "Stock Account" shall mean the account established and maintained for each Participant under Section 4.1 for purposes of holding and accounting for Company Stock held in the Trust Fund and allocated to Participants.

Section 1.44 - Suspense Account

          "Suspense Account" shall mean the special account in the Trust Fund established and maintained pursuant to the provisions of Sections 5.6 and 5.7 for the purpose of holding Leveraged Company Stock and cash, as necessary, until such stock is released and allocated in accordance with the applicable provisions of the Plan.

Section 1.45 - Trust

          "Trust" shall mean the trust established pursuant to the Trust Agreement.

Section 1.46 - Trust Agreement

          "Trust Agreement" shall mean that certain Trust Agreement Pursuant to The Employee Stock Ownership Plan for Employees of Getty Petroleum Marketing Inc., providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

Section 1.47 - Trust Fund

          "Trust Fund" shall mean the fund established under the Trust Agreement by contributions made by the Company pursuant to the Plan and from which any distributions under the Plan are to be made.

Section 1.48 - Trustee

          "Trustee" shall mean the Trustee under the Trust Agreement.

Section 1.49 - Vested

          "Vested," when used with reference to a Participant's Accounts, shall mean non-forfeitable.

Section 1.50 - Years of Vesting Service

          "Years of Vesting Service" of an Employee, measured in years and determined as of the point in time in question, shall mean 1/365th of his days of Service (ignoring any fraction in the result), excluding any days of Service

               (a) before any portion of his Accounts have become Vested and before five consecutive Break in Service Years, and

               (b) before his Separation from the Service occurring before one or more Break in Service Years until he completes one Year of Vesting Service after such Break in Service Year(s), and

               (c)  before _______________, 1997.

                                   ARTICLE II

                                  ELIGIBILITY

Section 2.1 - Requirements for Participation

          (a) Except as provided in subsections (b) and (c), any person who on ___________ ___, 1997 or on any subsequent January 1, April 1, July 1 or October 1

               (i)  is an Employee,

              (ii)  has completed 365 days of Service,

             (iii)  is not employed in a Bargaining Unit, and

              (iv)  has attained his twenty-first birthday,

shall become a Participant on such day.

          (b) Any Participant whose participation terminates shall again become a Participant effective as of his first subsequent Hour of Service as an Employee in a position or classification which is not within a Bargaining Unit.

          (c) A former Employee who was not an Employee on the first January 1, April 1, July 1 or October 1 on which he first met all other eligibility requirements shall become a Participant effective as of his first subsequent Hour of Service as an Employee in a position or classification which is not within a Bargaining Unit.

Section 2.2 - Notice of Participation

          On or before the date on which an Employee becomes a Participant, the Administrator shall give him written notice thereof.

Section 2.3 - Enrollment Form

          The Administrator shall provide an enrollment form on which the Participant should set forth

               (a) his name, date of birth, name of Spouse and other such relevant information, and

               (b) his consent that he, his successors in interest and assigns and all persons claiming under him shall, to the extent consistent with applicable law, be bound by the statements contained therein and the provisions of the Plan and Trust Agreement as they now exist and as they may be amended from time to time.

Section 2.4 - Inactive Status

          (a) A Participant who is transferred directly to a Company Affiliate or to a position or classification which is within a Bargaining Unit shall thereupon cease to be an Active Participant.

          (b) All provisions of the Plan shall otherwise continue to apply to such Participant, except that he shall not share in allocations under Articles IV and V and Section 16.4 while he is not an Active Participant.

          (c) If such a Participant is retransferred to a position or classification with the Company which is not within a Bargaining Unit, he shall thereupon again be an Active Participant and shall share in allocations under Articles IV and V and Section 16.4.

                                  ARTICLE III

                          CONTRIBUTIONS OF THE COMPANY

Section 3.1 - Determination of Annual Contribution

          (a) It is the intention of the Company to make recurring and substantial contributions to the Trust. However, the Company in its sole and absolute discretion reserves the right to fix the amount, if any, of its contribution.

          (b) Notwithstanding the foregoing, the Company shall be obligated to contribute such amounts, and at such times, as shall be necessary to provide the Trust with funds sufficient to pay any Current Obligations (including principal, interest and any acquisition charges) incurred for the purpose of acquiring Company Stock to be held in the Trust Fund; provided, however, if a default under any Company guaranteed loan used to acquire Leveraged Company Stock results in the payment by the Company (pursuant to its guarantee) of any amounts due under such loan, then to the extent of such payments, the Company shall be relieved of its contribution obligation under this Section.

Section 3.2 - Maximum Annual Contribution

          Except for contributions described in Section 13.13, the Company's contribution for any Plan Year shall not exceed the maximum amount deductible by the Company for such Plan Year under Code Sections 404(a)(3)(A) and 404(a)(9) and in any event shall be less than that amount which would initially result in an Annual Addition of any Participant which exceeds the maximum permissible amount under Section 16.4(a).

Section 3.3 - Contribution Date

          The Company's contribution for any Plan Year shall be made on or before the date upon which the Company's federal income tax return is due (including extensions thereof) for its applicable taxable year and shall be held by the Trustee in the Trust Fund. If the Company makes such contribution after the end of the Plan Year for which the contribution is made,

               (a) the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

               (b) the Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

               (c) the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.

Section 3.4 - Form of Contributions

               The Company's contributions to the Trust Fund shall be paid in cash, Company Stock or such other property as the Board may from time to time determine; provided, however, that Company contributions shall be paid in cash to the Trust Fund to the extent necessary to discharge the Current Obligations of the Trust.

Section 3.5 - Application of Company Contributions

          (a) All contributions of Company Stock to the Trust Fund, together with any Company Stock acquired for the Trust Fund with cash contributions thereto, shall be allocated among Participants' Accounts as provided in Section
4.2 or 5.7, as applicable.

          (b) All cash contributions to the Trust Fund shall first be applied toward the payment of Current Obligations of the Trust (as they become due) incurred for the purpose of acquiring Company Stock, and any excess remaining after such application shall be allocated among Participants' Accounts as provided in Section 4.2.

                                   ARTICLE IV

             PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES

Section 4.1 - Accounts

          The Administrator shall maintain a Cash Account and Stock Account for each Participant to which shall be credited the amounts allocated thereto under Sections 4.2, 4.3, 5.3, 5.4, 5.5, 5.7 and 16.4 and to which shall be debited or credited amounts determined under Section 6.3.

Section 4.2 - Allocation of Company Contributions

          Except as provided in Section 16.4(a), Participants who are Employees at the end of the Plan Year in question and who completed at least one thousand Hours of Service during such Plan Year shall share in such part of the Company's contribution to the Plan for such Plan Year as is not applied toward the payment of Current Obligations under Section 5.7(b)(i), in proportion to their Compensation received in such Plan Year while Active Participants. The amount so allocated to each Participant shall then be credited to his Cash Account and/or Stock Account in accordance with Section 5.1.

Section 4.3 - Allocation of Forfeitures

          Amounts forfeited in any Plan Year under Sections 10.2(b)(iii), 11.3 and 13.8 shall be applied under Section 3.1 to reduce the Company's contribution for such Plan Year and shall be allocated under Section 4.2 as if part of such contribution for such Plan Year.

                                   ARTICLE V

                                   ACCOUNTING

Section 5.1 - Accounting for Company Contributions

          (a) Cash contributions made by the Company pursuant to Section 3.1 not used to purchase shares of Company Stock and not applied towards the payment of Current Obligations of the Trust in accordance with Section 3.5(b) shall be credited to Participants' Cash Accounts.

          (b) Shares of Company Stock contributed by the Company pursuant to
Section 3.1 shall be credited to Participants' Stock Accounts in shares and fractional shares.

          (c) Shares of Company Stock purchased by the Trustee with cash contributions made by the Company pursuant to Section 3.1 shall be credited to Participants' Stock Accounts in shares and fractional shares.

          (d) Shares of Company Stock released from the Suspense Account under
Section 5.7 upon the application of cash contributions made by the Company pursuant to Section 3.1 in accordance with Section 3.5(b) shall be credited to Participants' Stock Accounts as provided in Section 5.7(c).

Section 5.2 - Accounting for Forfeitures

          (a) The aggregate shares of Company Stock forfeited under Sections 10.2(b)(iii), 11.3 and 13.8 from Stock Accounts shall be reallocated under
Section 4.3 in shares and fractional shares and credited to Participants' Stock Accounts.

          (b) The aggregate amounts forfeited under Sections 10.2(b)(iii), 11.3 and 13.8 from Cash Accounts shall be reallocated under Section 4.3 and credited to Participants' Cash Accounts.

Section 5.3 - Allocation of Cash Dividends

          Any cash dividends received by the Trustee on Company Stock shall, at the direction of the Administrator and in its sole discretion,

          (a) with respect to cash dividends received on shares of Company Stock allocated to Stock Accounts,

               (i) be used to make payments on any installment contract or loan used to acquire Leveraged Company Stock in accordance with Code Section 404(k)(2)(C); provided, however, that such dividends shall not be so used unless the requirement of Section 5.7(d) is satisfied,

               (ii) be allocated to Participants' Cash Accounts, or

               (iii) be distributed to Participants not later than ninety days after the last day of the Plan Year in which paid in accordance with Code
     Section 404(k)(2)(B), and

          (b) with respect to cash dividends received on shares of Company Stock allocated to the Suspense Account,

               (i) be used to make payments on any installment contract or loan used to acquire Leveraged Company Stock in accordance with Code Section 404(k)(2)(C), or

               (ii) be allocated to the Suspense Account.

Section 5.4 - Allocation of Stock Dividends

          Stock dividends received by the Trustee on Company Stock shall be credited to Stock Accounts and to the Suspense Account in proportion to the shares of Company Stock therein. Any cash received by the Trustee (in connection with such a stock dividend) in lieu of fractional shares shall be allocated under Section 5.3.

Section 5.5 - Allocation of Stock Rights,
              Warrants and Options

          In the event any rights, warrants or options are issued with respect to Company Stock, as directed by the Administrator

               (a) the Trustee shall exercise any or all of such rights, warrants or options received on Company Stock in the Suspense Account using contributions, if any, made for such purpose; Company Stock so acquired shall be credited to the Suspense Account pending release therefrom under
     Section 5.7.

               (b) the Trustee shall exercise such rights, warrants or options received on Company Stock in the Stock Accounts to acquire for such Stock Accounts whole and fractional shares of Company Stock to the extent of the amount in the Cash Accounts of the Participants, respectively. When the balance in a Participant's Cash Account is not sufficient for the full exercise of such rights, warrants or options, the Administrator shall notify the Participant, giving him a reasonable time, not less than five days prior to the expiration date of the rights, to pay, at his option, to the Trustee the amount necessary to exercise the remaining rights, warrants or options for whole shares attributable to his Stock Account.

               (c) the Trustee shall exercise in the manner set forth in subsection (a) any or all of such rights, warrants or options received on Company Stock in the Trust Fund which remain unexercised after completion of the procedures required under subsection (b).

               (d) any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Administrator, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which such rights, warrants or options were issued.

Section 5.6 - Suspense Account

          At such time as any Leveraged Company Stock is acquired for the Trust Fund, the Administrator shall open and maintain a Suspense Account for the purpose of holding unallocated Leveraged

Company Stock until such Company Stock is released and allocated in accordance with the provisions of Section 5.7.

Section 5.7 - Release and Allocation of
              Leveraged Company Stock

          (a) All Leveraged Company Stock acquired for the Trust Fund shall be held in the Suspense Account until released and allocated in accordance with the provisions of this Section. Leveraged Company Stock acquired in a particular transaction shall be released from the Suspense Account as follows:

               (i) Subject to the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) and subsection (ii) below, for each Plan Year until the loan or installment obligation is fully repaid, the number of shares of Leveraged Company Stock released from the Suspense Account shall equal the number of unreleased shares immediately before such release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on such loan during such current Plan Year and the denominator of which is the sum of said numerator plus the principal to be paid on such loan in all future years during the duration of the term of such loan (determined without reference to any possible extensions or renewals thereof). Notwithstanding the foregoing, in the event such loan or obligation shall be repaid with the proceeds of a subsequent loan, such repayment shall not operate to release all such Leveraged Company Stock but rather such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal on such substitute loan.

               (ii) To the extent that paragraph (i) is not applicable by its terms by reason of Treasury Regulation Section 54.4975(b)(8)(ii), or if the Administrator irrevocably so elects at the time of the first payment on the loan, then paragraph (i) shall be applied with respect to all payments on such loan by deeming all references to "principal" therein to be references to "principal and interest."

          (b) The Company shall specify, and advise the Trustee with respect to

               (i) the amount (if any) of each Company contribution (together with the earnings thereon) that is to be applied towards the payment of Current Obligations,

               (ii) the amount (if any) of cash dividends on Company Stock held in the Stock Accounts that is to be applied towards the payment of Current Obligations, and

               (iii) the amount (if any) of cash dividends on Company Stock held in the Suspense Account that is to be applied towards the payment of Current Obligations.

          (c) As of the end of each Plan Year, the value of all Leveraged Company Stock (if any) released from the Suspense Account for such Plan Year

               (i) upon application of Company contributions (together with the earnings thereon) or cash dividends on Company Stock held in the Suspense Account towards payment of Current Obligations shall be allocated among the Stock Accounts of persons who are Employees at the end of such Plan Year and who completed at least 1,000 Hours of Service in such Plan Year in proportion to their Compensation received in such Plan Year while Active Participants, and

               (ii) upon application of cash dividends on Company Stock held in the Stock Accounts towards payment of Current Obligations shall be allocated among the Stock Accounts in which the Company Stock on which such dividends were paid is held in proportion to such dividends.

          (d) Cash dividends paid on Company Stock held in Stock Accounts may be applied towards the payment of any installment contract or loan used to acquire Leveraged Company Stock; provided, however, that such dividends shall be so applied only if Leveraged Company Stock with an aggregate fair market value equal to or greater than the amount of such cash dividends is allocated to Participant's Stock Accounts; provided, further, that such allocation shall be made with respect to the Plan Year in which such cash dividends would have been allocated to Participants' Cash Accounts.

Section 5.8 - Limitations on Allocations to
              Certain Participants

          Notwithstanding the foregoing provisions of this article:

               (a) If more than one-third of the total allocations (derived from Company contributions which are deductible under Code Section 404(a)(9)) to Accounts with respect to a Plan Year would otherwise be allocated in the aggregate to the Accounts of Participants who are Highly Compensated Employees, then the allocations to such Accounts shall be reduced pro-rata in amounts sufficient to reduce the amounts otherwise to be allocated to such Accounts to amounts not in excess of one-third of the total allocations to all Participants with respect to such Plan Year; and

            (b) Any shares of Company Stock which are prevented from being allocated due to the restriction contained in subsection (a) shall be allocated for such Plan Year pursuant to Sections 4.2,
      4.3 and 5.7 as if the Participants who are Highly Compensated Employees were not Participants.

Section 5.9 - Diversification

        (a) During the first ninety days following each Plan Year in the Qualified Election Period, a Qualified Participant may elect to have the following number of shares of Company Stock which are credited to his Stock Account distributed to him:

            (i) during the first five Plan Years of the Qualified
      Election Period, an aggregate number of shares not to exceed twenty-five percent of the number of shares allocated to his Stock Account, and

            (ii) during the last Plan Year of the Qualified Election Period, the excess of fifty percent of the number of shares allocated to his Stock Account over the aggregate number of shares distributed under paragraph (i).

Such elections shall be made on such forms as are prescribed by the Administrator. A Qualified Participant may revoke or make a new election at any time during each such ninety day period.

        (b) Distributions pursuant to subsection (a) shall be made within ninety days following the ninety-day period during which the Qualified Participant makes the election.

        (c) (i) For purposes of this Section, a "Qualified
      Participant" is a Participant who has attained age fifty-five and completed ten years of participation in the Plan. A Participant shall be treated as having completed ten years of participation in the Plan upon the tenth anniversary of the day such Participant first became a Participant pursuant to Section 2.1.

            (ii) For purposes of this Section, a Participant's "Qualified Election Period" begins with the first Plan Year in which the Participant becomes a Qualified Participant and ends with the sixth Plan Year in which the Participant becomes a Qualified Participant.

     (d) Notwithstanding the foregoing provisions of this Section, no Qualified Participant shall make an election pursuant to subsection (a) if the value of his Accounts is $500 or less.

                                   ARTICLE VI

                    VALUATION OF THE TRUST FUND AND ACCOUNTS

Section 6.1 - Valuation of Company Stock

     (a) Subject to the special valuation rules set forth in subsections (b) and (c), Company Stock contributed by the Company to the Trust Fund initially shall be valued at its fair market value as of the date of contribution. Any Company Stock acquired by the Trust Fund with cash shall be initially valued at the purchase price paid by the Trust. Thereafter, such Company Stock shall be valued at its fair market value as of the end of each Plan Year; provided, however, that Company Stock shall be valued on each day on which such Company Stock is publicly traded on a stock exchange or NASDAQ (or any successor quotation system).

     (b) In the case of Leveraged Company Stock, the following special valuation rules shall apply:

           (i) For purposes of valuing such Leveraged Company Stock in any transaction between the Plan and any "disqualified person" as that term is defined in Code Section 4975(e)(2), fair market value shall be determined in good faith by the Administrator in accordance with Section 3(18) of ERISA.

           (ii) For purposes of a Participant's exercise of his put option rights (if applicable) under Article XIV, such Leveraged Company Stock shall be valued as of the end of the most recent Plan Year.

     (c) Notwithstanding the foregoing provisions, in all cases the valuation provisions of this Section, including the selection of a valuation date for any purpose under this Plan, shall be interpreted and applied in a manner consistent with the applicable requirements under Code Sections 409 and 4975(e)(7), the Treasury Regulations issued thereunder, and any related or successor statutes or regulations, that must be satisfied in order to qualify for the prohibited transaction exemption under Code Section 4975(d)(3). In this connection, all valuations of Company Stock contributed to or acquired by the Plan which at the time of such valuation is not readily tradable on an established securities market within the meaning of Code Section 401(a)(28) shall be made by an independent appraiser (within the meaning of Code Section 170(a)(1)), whose name shall be reported to the Internal Revenue Service.

Section 6.2 - Valuation of Plan Assets

              Other than Company Stock

     As of the end of the Plan Year, the Administrator shall determine the fair market value of each asset in the Trust Fund other than Company Stock in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. With respect to securities other than Company Stock for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

Section 6.3 - Allocation of Values for Cash Accounts

     The difference between the total value of the assets of the Trust Fund not invested in Company Stock, as determined under Section 6.2, and the total of the Cash Accounts, as determined before allocation of any forfeitures or Company contributions under Articles IV and V for the Plan Year, shall be allocated by the Administrator among the Cash Accounts (considering unallocated forfeitures from Cash Accounts as a Cash Account for this sole purpose) in proportion to their respective stated values as of such valuation date; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 16.4(b).

Section 6.4 - Applicability of Account Values

     The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto under Sections 4.2, 4.3, 5.3, 5.4, 5.5, 5.7, 10.2(b)(iii), 11.4, 13.8 and 16.4 and less any amounts transferred to suspense under Section 16.4(b), shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

                                  ARTICLE VII

                              VESTING OF INTERESTS

Section 7.1 - Vesting of Accounts

     Except as provided in Section 7.2, the Vested portion of a Participant's Accounts shall be the percentage of such Accounts shown on the following table:


                  Years of Vesting                Vested
                  Service                     Percentage
                  --------------------------  ----------
                  less than 1                         0%
                            1                        20%
                            2                        40%
                            3                        60%
                            4                        80%
                            5 (or more)             100%


Section 7.2 - Additional Vesting of Accounts

     The interest of a Participant in his Accounts shall become fully Vested upon the earliest to occur of

           (a) his death,

           (b) the later of his sixty-fifth birthday or the fifth anniversary of the date he commences participation in the Plan,

           (c) his Disability Retirement Date, or

           (d) the termination or discontinuation of the Plan under
      Section 15.1,

if he is then an affected Employee or employed by a Company Affiliate.

                                  ARTICLE VIII

                    EMPLOYMENT AFTER NORMAL RETIREMENT DATE

Section 8.1 - Continuation of Employment

     (a) A Participant may, subject to subsection (b) and Section 16.3, remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.

     (b) Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended and applicable state law.

Section 8.2 - Continuation of Participation

     A Participant retained in the employ of the Company after his Normal Retirement Date under Section 8.1 shall continue as an Active Participant herein.

Section 8.3 - Mandatory In-Service Distributions

     A Participant shall receive or commence the receipt of the entire amount credited to his Accounts in accordance with Section 9.3(a), (b), (c), (d) and
(e) (ii) on the April 1 following the end of the calendar year in which he attains age seventy and one half, except as provided in Section 9.3(f).

                                   ARTICLE IX

                            BENEFITS UPON RETIREMENT

Section 9.1 - Normal or Disability Retirement

     Subject to the provisions of Section 8.1, a Participant shall retire upon his Normal or Disability Retirement Date.

Section 9.2 - Rights Upon Normal or Disability
              Retirement

     Upon a Participant's Normal or Disability Retirement, he shall be entitled to receive the entire amount credited to his Accounts in accordance with
Section 9.3.

Section 9.3 - Distribution of Accounts

     (a) Subject to subsection (c), if the entire amount credited to a Participant's Accounts does not exceed $3,500 (and did not exceed such amount at the time of a prior distribution under Sections 5.9 and 8.3), such Participant shall receive such amount in one lump sum distribution of cash from his Cash Account and whole shares of Company Stock from his Stock Account (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recently determined under Article VI).

     (b) Subject to subsection (c), if the entire amount credited to a Participant's Accounts exceeds $3,500 (or exceeded such amount at the time of a prior distribution under Sections 5.9 and 8.3), such Participant may elect to receive such amount under one of the following options:

           (i) Payment of such amount in one lump sum distribution of cash from his Cash Account and whole shares of Company Stock from his Stock Account (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recently determined under Article VI);

           (ii) Payment of such amount in cash in one lump sum; or

           (iii) Payment of such amount in cash directly from the Trust Fund (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which the Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or, if he is not married, over a period not longer than the lesser of

                 a. the joint and last survivor expectancy of him and his Beneficiary, reasonably determined from the expected return multiples prescribed in Treas. Reg.
            Section  1.72-9, or

                 b.  the period determined under Proposed Treas.
            Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G),

provided, however, if such Participant fails to make such an election, his Accounts shall be distributed as provided in paragraph (i).

            (c) At any time before distribution under subsection (a) or (b) is made, the Participant may elect in accordance with the Rules of the Plan to receive the amount credited to his Cash Account in whole shares of Company Stock (and to the extent of any fractional share, cash) valued as determined under Article VI.

            (d) At any time before a distribution under subsection (b) is made or commences, the Participant may elect to defer such distribution until such later date as he shall then or subsequently specify; provided, however,

                 (i) such date shall be no later than the date referred to in subsection (e)(ii), and

                 (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection (e)(ii).

            (e) Distribution under subsection (a) or (b) shall be made or commence not later than the earliest to occur of

              (i) sixty days after the end of the Plan Year in which such Normal Retirement or Disability Retirement occurs, or

              (ii) the April 1 following the calendar year in which he attains age seventy and one half,

except as provided in subsection (d).

Section 9.4 - Determination of Value of Accounts

          (a) If a distribution is made under Section 9.3(e), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 coincident with or next following the Participant's retirement; provided, however, if the distribution is made under Section 9.3(e)(ii), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 which precede the date specified in Section 9.3(e)(ii) by a period of not less than 30 days or such longer period as is administratively necessary (except that the value of publicly traded Company Stock shall be determined as of the date which is closest to the date specified in Section 9.3(e)(ii) as is administratively necessary).

          (b) If a distribution is made under Section 9.3(d), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 coincident with or next following the date elected by him under Section 9.3(d); provided, however, if the distribution is made under
Section 9.3(d)(i), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 which precede the date specified in Section 9.3(d)(i) by a period of not less than 30 days or such longer period as is administratively necessary (except that the value of publicly traded Company Stock shall be determined as of the date which is closest to the date specified in Section 9.3(d)(i) as is administratively necessary).

                                   ARTICLE X

                              BENEFITS UPON DEATH

Section 10.1 - Designation of Beneficiary

          (a) Each Participant or former Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his Accounts to such Beneficiaries.

          (b) Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

          (c) A married Participant may not designate any Beneficiary other than his Spouse without obtaining Spousal Consent thereto.

Section 10.2   - Distribution on Death

          (a) Upon the death of a Participant or former Participant, the Vested amount credited to his Accounts (as determined under Section 7.2) shall be paid in one lump sum distribution of cash from his Cash Account and whole shares of Company Stock from his Stock Account (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recent by determined under Article VI); provided, however, that the person or persons designated under subsection (b) may elect in accordance with the Rules of the Plan to receive the amount credited to his Cash Account in whole shares of Company Stock (and to the extent of any fractional share, cash) valued as determined under Article VI.

          (b) Distribution under subsection (a) shall be made not later than ninety days following the Participant's death (or such longer reasonable period as permitted under Treas. Reg. Section 1.401(a)-20 A-3(b)(1)) to his then Surviving Spouse, if any, except to the extent, if any, to which such Surviving Spouse has consented under Section 10.1(c) to the designation of other beneficiaries and otherwise, to the person or persons of highest priority who survive him by at least thirty days determined as follows:

              (i) First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.

              (ii) Second, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrator under the laws governing succession to personal property of the last jurisdiction in which the Participant was a resident.

              (iii) Third, to the Plan to be applied to reduce the Company's contribution under Section 3.1.

         (c) Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

         (d) If payment has commenced prior to the Participant's death, payment of the Participant's Accounts shall be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant's death.

Section 10.3 - Determination of Value of Accounts

     For purposes of this Article, the value of a Participant's Accounts shall be that determined as of the valuation dates under Sections 6.1 and 6.2 next preceding the date of the death of the Participant (except that the value of publicly traded Company Stock shall be determined as of the date of the Participant's death).

                                   ARTICLE XI

                     BENEFITS UPON RESIGNATION OR DISCHARGE

Section 11.1 - Distributions on Resignation or Discharge

          (a) Subject to subsection (b), if a Participant has a Separation from the Service due to resignation or discharge,

                 (i) he shall, if the Vested amount credited to his Accounts does not exceed $3,500 (and did not exceed such amount at the time of a prior distribution under Section 5.9), receive such amount in one lump sum distribution in cash from his Cash Account and whole shares of Company Stock from his Stock Account (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recently determined under Article VI), with such distribution to be made not later than six months after the end of the Plan Year in which such Separation from the Service occurs, or, if earlier, within sixty days after the end of the Plan Year in which his sixty-fifth birthday occurs, or

                 (ii) he shall, if the Vested amount credited to his Accounts exceeds $3,500 (or exceeded such amount at the time of a prior distribution under Section 5.9), receive such amount in one lump sum distribution in cash from his Cash Account and whole shares of Company Stock from his Stock Account (except that the equivalent of any fractional share shall be distributed in cash at fair market value as most recently determined under Article VI), with such distribution to be made on such date as he shall at any time elect in writing in accordance with Code Section 411(a)(11) but not earlier than the earliest date described in subsection (a) and not later than the April 1 following the calendar year of his attainment of age seventy and one-half.

          (b) At any time before distribution under subsection (a) is made, the Participant may elect in accordance with the Rules of the Plan to receive the amount credited to his Cash Account in whole shares of Company Stock (and to the extent of any fractional share, cash) valued as determined under Article
VI.

Section 11.2 - Determination of Value of Accounts

     (a) If a distribution is made under Section 11.1(a)(i), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 coincident with or next following the Participant's Separation from the Service.

     (b) If a distribution is made under Section 11.1(a)(ii), the value of the Participant's Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 coincident with or next following the date elected by him under Section 11.1(a)(ii); provided, however, if the date elected by the Participant is the April 1 following the calendar year of his attainment of age seventy and one half, the value of his Accounts shall be determined as of the valuation dates under Sections 6.1 and 6.2 which precede such date by a period of not less than 30 days or such longer period as is administratively necessary (except that the value of publicly traded Company Stock shall be determined as of the date which is closest to the April 1 following the calendar year of his attainment of age seventy and one half as is administratively necessary).

Section 11.3 - Forfeitures

     (a) If a Participant has a Separation from the Service due to resignation or discharge, the portion of his Accounts which is not Vested shall be forfeited upon the earlier of his receipt of his distribution under this Article or his completion of five consecutive Break in Service Years. Pending application under Section 4.3, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 16.4(b).

     (b) In the case of a forfeiture by a Participant whose Accounts are partially Vested, such forfeiture shall be applied first to his Cash Account, if any, and then, as necessary, to his Stock Account which was not Leveraged Company Stock, and then to Company Stock which was Leveraged Company Stock.

     (c) If a Participant has a Separation from the Service prior to becoming Vested in any portion of his Accounts under Section 7.1, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).

Section 11.4 - Restoration of Forfeitures

     If a Participant whose Accounts are not then fully Vested

           (a) has a Separation from the Service,

           (b) suffers a forfeiture of the portions of such Accounts which are not Vested,

           (c) again becomes an Employee or employed by a Company
      Affiliate before he has five consecutive Break in Service Years, and

           (d) repays to the Plan the full amount, if any, distributed to him from such Accounts before the end of five consecutive Break in Service Years commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amount forfeited under Section 11.3 by such Participant shall be restored to his Accounts, applying forfeitures pending reallocation and Company contributions, in that order, as necessary.

                                  ARTICLE XII

                              TOP-HEAVY PROVISIONS

Section 12.1 - Top-Heavy Determination

     (a) Solely in the event that this Plan ever becomes Top Heavy, as defined herein, the provisions of this Article shall apply.

     (b) Solely for the purposes of this Article, the following definitions shall be used:

             (i) "Aggregation Group" shall mean

                 a. each plan of the Company or a Company Affiliate
            in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question), and

                 b. each other plan of the Company or a Company
            Affiliate which enables any plan described in paragraph a to meet the requirements of Code Section
            401(a)(4) or 410.

             (ii) "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

           (iii) "Controlled Group Employee" shall mean any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code Section 3121(d).

           (iv) "Key Employee" shall mean a Controlled Group Employee, a former Controlled Group Employee or the Beneficiary of a former Controlled Group Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Controlled Group Employee or former Controlled Group Employee is or was

                 a. an officer of the Company or a Company
            Affiliate whose Statutory Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Controlled Group Employees or, if less, the greater of three Controlled Group Employees or ten percent of the Controlled Group Employees shall be treated as officers),

                 b. one of the ten Controlled Group Employees
            owning (or considered as owning within the meaning of Code Section 318) both the largest interest in the Company or a Company Affiliate and more than one-half of one percent interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code Section 415(c)(1)(A); provided, however, if two Controlled Group Employees have the same interest in the Company or a Company Affiliate, the Controlled Group Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

                 c. a five percent owner (within the meaning of
            Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate or a one percent owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

           (v) "Non-Key Employee" shall mean any Controlled Group
      Employee who is not a Key Employee.

           (vi) The Plan shall be Top Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code
      Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

                 a. each Account balance as of the most recent valuation date occurring within the Plan Year which includes the Determination Date shall be determined,

                 b. an adjustment for contributions due as of the Determination Date shall be determined,

                 c. the Account balance of any Controlled Group Employee or former Controlled Group Employee shall be increased by the aggregate distributions made during the five-year period ending on the Determination Date with respect to such Controlled Group Employee or former Controlled Group Employee,

                 d.    the Account balance of

                       1. any Non-Key Employee who was a Key
                  Employee for any prior Plan Year, and

                       2. any former Controlled Group
                  Employee who performed no services for the Company or a Company Affiliate during the five-year period ending on the
                  Determination Date

            shall be ignored, and

                 e. if there have been any rollovers to or from any Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).

      Notwithstanding the foregoing, this Plan shall be Top Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top Heavy Group.

           (vii) "Top Heavy Group" shall mean any Aggregation Group if, as of the Determination Date, the sum of

                 a. the present value of the cumulative accrued
            benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and

                 b. the aggregate of the accounts of all Key
            Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.

           (viii) "Statutory Compensation" shall have the meaning set forth in Section 1.25(d).

Section 12.2 - Minimum Benefits

           (a) For any Plan Year in which the Plan is Top-Heavy, the total allocation to the Accounts of any Employee who is a Non-Key Employee at the end of such Plan Year and is

           (i)  entitled to an allocation to such Account under Sections
      4.2 and 4.3, or

           (ii) not entitled to an allocation under such Sections solely because he failed to complete one thousand Hours of Service during such Plan Year,

shall not be less than that determined under subsection (b).

           (b) The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

           (i)  three percent, or

           (ii) that percentage reflecting the ratio of

                a. the allocations under Sections 4.2 and 4.3 to

                b. Statutory Compensation (not in excess of the
            limit set forth in Code Section 401(a)(17) as adjusted for the cost of living),

for the Key Employee with respect to whom such ratio is highest for such Plan Year.

     (c) An Employee described in subsection (a)(ii) shall be treated as a Participant hereunder.

Section 12.3 - Limitation on Benefits

          For any Plan Year in which the Plan is Top-Heavy,

           (a) the denominator of both the defined benefit plan fraction and the defined contribution plan fraction set forth in Code
      Sections 415(e)(2)(B) and 415(e)(3)(B), respectively, shall be adjusted by substituting 1.0 for 1.25, and

           (b) the numerator of the "transition fraction" described in Code Section 415(e)(6)(B)(i) shall be calculated by substituting $41,500 for $51,875,

but only to the extent required by Code Section 416(h).

                                  ARTICLE XIII

                           ADMINISTRATIVE PROVISIONS

Section 13.1 - Duties and Powers of the Administrator

          (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and shall have full discretionary power and authority:

              (i) to engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

              (ii) to adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

              (iii) to construe the Plan and the Rules of the Plan;

              (iv) to determine questions of eligibility and vesting of Participants;

              (v) to determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

           (vi) to make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

           (vii) to appoint claims and review officials to conduct claims procedures as provided in Section 13.6; and

           (viii) to delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons.

     (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

Section 13.2 - Expenses of Administration

     (a) The Company shall indemnify and hold each Employee functioning under
Section 13.1(a) or person serving on an investment committee established in accordance with the Trust Agreement harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his functions hereunder.

     (b) The Company may obtain and provide for any such Employee and investment committee member described in subsection (a), at the Company's expense, liability insurance against liabilities imposed on him by law.

     (c) The Plan shall pay reasonable administrative expenses of the Plan, including but not limited to, expenses of any such Employee and investment committee member described in subsection (a) and legal fees incurred for services related to the administration of the Plan (including the amending of the Plan); provided, however, that the Company may elect, in its sole and absolute discretion, to pay such administrative expenses from its own assets.

Section 13.3 - Payments

     In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

Section 13.4 - Statement to Participants

     Within one hundred eighty days after the end of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value and Vested percentage of his Accounts and such other information as the Administrator shall deem advisable to furnish.

Section 13.5 - Inspection of Records

     Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant's duly authorized representatives at any reasonable business hour at the principal office of the Company, any Company work site at which at least fifty Employees regularly perform services and such other locations as the Secretary of Labor may require.

Section 13.6 - Claims Procedure

     (a) A claim by a Participant, former Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

     (b) The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

     (c) If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

     (d) If the claim is wholly or partially denied, the claims official shall, within ninety days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

           (i) the specific reason or reasons for such denial,

           (ii) specific references to pertinent Plan provisions on which the denial is based,

           (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

           (iv) an explanation of the Plan's claim review procedure.

     (e) The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official's denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his duly authorized representative

           (i) may request a review upon written application to the review official (which shall be filed with it),

           (ii) may review pertinent documents, and

           (iii) may submit issues and comments in writing.

     (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than sixty days after receipt by the claimant of written notice of denial of his claim.

     (g) The decision by the review official upon review of a claim shall be made not later than sixty days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of such request for review.

     (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

     (i) The claims official and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 13.1 and, to the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

Section 13.7 - Conflicting Claims

     If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

Section 13.8 - Effect of Delay or Failure to Ascertain
               Amount Distributable or to Locate Distributee

     (a) If an amount payable under Article IX, X or XI cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than sixty days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

     (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the person entitled to his Vested Accounts under Section 10.2), his entire distributable interest in the Plan shall be forfeited and applied to reduce the Company contribution under Section 4.2; provided, however, that if the Participant (or in the case of his death, the person entitled thereto under Section 10.2) makes proper claim therefor, the amount so forfeited shall be restored to the Participant's Account or Accounts, as the case may be, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

Section 13.9 - Service of Process

     The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

Section 13.10 - Limitations Upon Powers of the Administrator

     The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 13.11 - Effect of Administrator Action

     Except as provided in Section 13.6, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Trustee and any person interested in the Plan or Trust Fund.

Section 13.12 - Assignments, etc., Prohibited;
                Distributions Pursuant to
                Qualified Domestic Relations Orders

     (a) Except as provided in subsection (b), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

     (b) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a domestic relations order, as defined in Code Section 414(p), which, but for the time of required payment to the alternate payee, would be a qualified domestic relations order as defined in Code Section 414(p), the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order; provided, however, that no such distribution shall be made prior to the Participant's Separation from the Service if such distribution could adversely affect the qualified status of the Plan.

Section 13.13 - Correction of Administrative Error;
                Special Contribution

     Notwithstanding anything to the contrary herein contained, if the Administrator determines that an error has been made in crediting contributions or earnings to the Accounts of any Participant, the Company may make a special contribution to the Accounts of said Participant and the Administrator may take any other administrative action which it deems necessary or appropriate to correct such error.

Section 13.14 - Direct Rollovers

     Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Administrator under the Rules of the Plan, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan designated by the Distributee in a Direct Rollover.

                                  ARTICLE XIV

                             SALE OF COMPANY STOCK

Section 14.1 - Option to Sell Shares of Company Stock

     Solely in the event that a Participant receives a distribution consisting in whole or in part of Company Stock that at the time of distribution thereof is not Freely Tradeable Stock, then such distributed Company Stock shall be made subject to a put option in the hands of a Qualified Holder, with such put option to be subject to the following provisions:

           (a) During the sixty day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of said distributed Company Stock held by said Qualified Holder. A Qualified Holder shall exercise such right by giving written notice, within the aforesaid sixty day period, to the Company of the number of shares of distributed Company Stock that such Qualified Holder intends to sell to the Company. The purchase price to be paid for any such Company Stock shall be its fair market value determined as of the most recent valuation in accordance with the valuation rules specified in Section 6.1.

           (b) If a Qualified Holder shall fail to exercise his put option right under subsection (a), he shall have the right to exercise such option in the first sixty day period of the next following Plan Year. If a Qualified Holder shall fail to exercise his put option in the next succeeding Plan Year, such option right shall expire and the Qualified Holder shall have no further right to require the Company to purchase such distributed Company Stock.

           (c) In the application of subsections (a) and (b), the period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

           (d) In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall have the option of paying the purchase price of the Option Stock under either of the following methods:

                 (i) A lump sum payment of the purchase price
            within ninety days after the date upon which such put option is exercised (the "Exercise Date") or

                 (ii) A series of six or less equal installment
            payments, with the first such payment to be made within thirty days after the Exercise Date and the five or correspondingly less remaining payments to be made on the five or less anniversary dates of the Exercise Date, so that the full amount shall be paid as of the fifth or earlier anniversary of such Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this paragraph (ii), then the Company shall, within 30 days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company's promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, state a reasonable rate of interest and provide that the full amount of such note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

           (e) The protections and rights provided in this Section are nonterminable and continue to exist notwithstanding the repayment of any loan, the proceeds of which are used to purchase Leveraged Company Stock and notwithstanding the cessation of the Plan's status as an employee stock ownership plan.

           (f) The foregoing put options under subsections (a) and (b) shall be effective solely against the Company and shall not obligate the Plan in any manner, provided, however, with the Company's consent the Plan may elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder's exercise of any such option.

           (g) Except as is expressly provided hereinabove with respect to any distributed Leveraged Company Stock that is not Freely Tradeable Stock, no such Leveraged Company Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not at such time the Plan constitutes an employee stock ownership plan and whether or not the loan used to acquire such Leveraged Company Stock shall have been repaid.

           (h) At the time of distribution of Company Stock that is not Freely Tradeable Stock to an Employee or Beneficiary, the Company shall furnish to such Employee or Beneficiary the most recent annual certificate of value prepared by the Company with respect to such stock. In addition, the Company shall furnish to such Participant or Beneficiary a copy of each subsequent annual certificate of value until the put options provided for in this Section with respect to such distributed Company Stock shall expire.

                                   ARTICLE XV

                TERMINATION, DISCONTINUANCE, AMENDMENT, MERGER,
                                ADOPTION OF PLAN

Section 15.1 - Termination of Plan; Discontinuance
               of Contributions

     (a) The Plan is intended as a permanent program but the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

           (i) An allocation of amounts being held under Section 16.4(b) shall be made in accordance with Section 16.4(c).

           (ii) For each Participant who is then an affected Employee or employed by a Company Affiliate with respect to whom the Plan is terminated or partially terminated, the interest in his Accounts, including his interest in the forfeitures then held in suspense under Section 11.3 (which shall be applied under Section 3.1), shall become fully Vested.

           (iii) Notwithstanding the first sentence of Code Section 409(d), the Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

           (iv) Provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), such distributions shall be made in the manner prescribed by paragraph 11.1(a)(i), assuming for such purpose that each person entitled to a distribution under the Plan is a Participant who has had a Separation from the Service due to resignation or discharge on the date of termination.

     (b) The Board shall have the right at any time to discontinue contributions to the Plan completely as to the Company or as to any division, facility or other operational unit thereof. Failure of the Company to make one or more substantial contributions to the Plan for any period of three consecutive Plan Years in each of which the Company realized substantial current earnings, as shown on its financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year. In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all Accounts shall thereupon become fully Vested.

Section 15.2 - Amendment of Plan

     As limited in Section 15.1 of the Plan and Section 7.02 of the Trust Agreement, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by the Board; provided, however, that no amendment shall decrease the Vested percentage any Participant has in his Accounts or his accrued benefit.

Section 15.3 - Retroactive Effect of Plan Amendment

     (a) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the Vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he again becomes a Participant and additional contributions are allocated to him.

     (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.

     (c) Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

Section 15.4 - Consolidation or Merger; Adoption
               of Plan by Other Companies

     (a) In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor and, if deemed appropriate, by executing a proper supplemental agreement to the Trust Agreement with the Trustee. If, within ninety days from the effective date of such consolidation, merger or sale of assets, such new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 15.1.

     (b) The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

     (c) Any Company Affiliate may, with the approval of the Board, adopt the Plan as a whole company or as to any one or more divisions effective as of the first day of any Plan Year by resolution of its own board of directors or agreement of its partners. Such Company Affiliate shall give written notice of such adoption to the Administrator and to the Trustee by its duly authorized officers.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

Section 16.1 - Identification of Fiduciaries

     (a) The Administrator, any investment committee and, for the purposes of
Section 16.2(a)(iv), each Participant, shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

     (b) Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

Section 16.2 - Allocation of Fiduciary Responsibilities

     (a) Fiduciary responsibilities under the Plan are allocated as follows:

           (i) The sole power and discretion to manage and control the Plan's assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

           (ii) The sole duties, responsibilities and powers allocated to the Board shall be those expressly retained under Sections 15.1, 15.2 and 15.4.

           (iii) The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

           (iv) Each Participant shall be a named fiduciary for purposes of Section 403(a) of ERISA but solely with respect to the issuance of instructions to the Trustee

                 a. to tender or not to tender shares of Company
            Stock credited to his Stock Account (and his pro-rata amount of shares of Company Stock credited to the Suspense Account) pursuant to Section 1.10 of the Trust Agreement, and

                 b. to vote shares of Company Stock credited to his
            Stock Account (and his pro-rata amount of shares of Company Stock credited to the Suspense Account) pursuant to Section 16.5.

           (v) All fiduciary responsibilities not allocated to the Trustee, the Board, the Company or any investment manager or investment committee are hereby allocated to the Administrator, subject to delegation in accordance with Section 13.1(a)(viii).

     (b) Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 16.1 by amending the Plan in the manner prescribed in Section 15.2, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

     (c) The duties of all fiduciaries under the Plan and Trust Agreement shall be consistent with the sole purpose of the Plan, which is to acquire and hold Company Stock for ultimate distribution to Participants or their Beneficiaries.

Section 16.3 - Limitation on Rights of Employees

     The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, without notice and with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees or Participants. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Section 16.4 - Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations

     (a) In any Plan Year (which shall be the Plan's "limitation year" within the meaning of Treas. Reg. Section 1.415-2(b)), the Annual Addition of a Participant shall not exceed the least of

          (i) twenty-five percent of such Participant's Statutory Compensation for such Plan Year,

          (ii) $30,000.00 (or, if greater, one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A)), or

          (iii) the maximum allowed under Code Section 415 (utilizing the adjustments to the "defined contribution fraction" allowed by Section 1106(i)(4) of the Tax Reform Act of 1986 and Code Section 415(e)).

     (b) If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Statutory Compensation or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, it shall be reduced until it comes within such limits.

Such reduction shall be accomplished by debiting the necessary amount from

          (i) his allocation of Company contributions for such Plan Year to his Accounts, and

          (ii) his allocation of forfeitures for such Plan Year

in such order. Such reduction shall be allocated to the Accounts of persons who are Active Participants at the end of the Plan Year in proportion to their Compensation received while Active Participants in such Plan Year. If any Participant's Annual Addition would, due to such special allocation, exceed the limit of subsection (a), the excess shall be reallocated by a second special allocation, and so on as necessary to allocate such amounts within the limits of subsection (a). Any amounts which cannot be so allocated because of the limitations of subsection (a), shall be held in suspense and shall be allocated and reallocated in succeeding Plan Years, in the order of time, prior to the allocation of any Company contributions.

     (c) In the event the Plan is terminated while excess amounts are then held in suspense under subsection (b), such excess amounts shall be allocated and reallocated as provided in subsection (b), as of the day before the date of the termination as if such day were the last day of such Plan Year. Any amounts which cannot then be so allocated because of the limits of subsection (a) shall revert to the Company, as provided in the Trust Agreement.

Section 16.5 - Voting Rights

     Except as otherwise required by ERISA, the Code and applicable Treasury Regulations, all voting rights of shares of Company Stock held in the Trust Fund shall be exercised by the Trustee only as directed by the Administrator, the Participants or their Beneficiaries in accordance with the following provisions of this Section 16.5:

          (a) If the Company has a registration-type class of securities (as defined in section 409(e)(4) of the Code or any successor statute thereto), then, with respect to all corporate matters submitted to the Company's shareholders, all shares of Company Stock allocated and credited to the Accounts of Participants shall be voted in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting only of the shares of Company Stock (including fractional interests in shares of Company Stock) allocated and credited to his Account. If the Company does not have a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that the applicable Treasury Regulations may require, all shares of Company Stock allocated and credited to the accounts of Participants shall be voted in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting only of the shares of Company Stock (including fractional interests in shares) allocated to his Account. If this Section 16.5(a) applies to shares of Company Stock allocated to the account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.

          (b) If Participants are entitled under Section 16.5(a) to direct the vote with respect to allocated shares of Company Stock, then, at least thirty days before each annual or special shareholders' meeting of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Company Stock allocated to such Participant's Account (including fractional shares of Company Stock to 1/1000th of a share) are to be voted. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares of Company stock to give effect to the greatest extent possible to Participants' instructions) shall vote the shares of Company Stock as instructed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of the Company, or of any other company. The Trustee and the Company shall not make recommendations to Participants on whether to vote or how to vote, other than recommendations contained in proxy and other materials that are generally distributed to all shareholders of the Company with respect to such vote. If voting instructions for shares of Company Stock allocated to any Participant are not timely received for a particular shareholders' meeting, such shares of Company Stock shall not be voted.

        (c) (i) If voting instructions are not required to be solicited under
     Section 16.5(a), the Trustee shall vote shares of Company Stock

                   a.    credited to the Suspense
         Account, or

                   b.    allocated to Stock Accounts,


     only as the Administrator directs, in its sole discretion, after the Administrator determines such action to be in the best interests of the Participants and their Beneficiaries.

          (ii) If voting instructions are required to be solicited under Section 16.5(a), the Trustee shall vote shares of Company Stock

                 a. allocated to the Suspense
       Account, or

                 b. with respect to which voting
       instructions are not received,

     in the same proportion as Company Stock with respect to which voting instructions are received is voted.

Section 16.6 - Governing Law

     The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of the residence of the Participant in question, or if none, the state in which the principal office of the Administrator is located shall apply.

Section 16.7 - Genders and Plurals

     Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

Section 16.8 - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

Section 16.9. - References

     Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

Section 16.10 - Use of Trust Funds

     Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee or from any Participant or former Participant, his Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

          (a) upon termination of the Plan or complete discontinuance of contributions thereto, any unallocated Company contributions or forfeitures being held in suspense because of the limitations of Section 415 of the Internal Revenue Code shall revert to the Company;

          (b) the contributions of the Company to the Trust for all Plan Years shall be returned by the Trustee to the Company within one year in the event that the Commissioner of Internal Revenue initially fails to rule that the Plan and Trust are qualified and tax-exempt within the meaning of Code Sections 401 and 501, but only if such application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe;

          (c) the contribution of the Company for any Plan Year is hereby conditioned upon its being deductible by the Company for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Company within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

          (d) a contribution by the Company by a mistake of fact shall be returned to the Company within one year after payment of the contribution was made.


     Executed at _____________, ________________ this ____ day of ___________,
1997.

                                     GETTY PETROLEUM MARKETING INC.


                                     By ____________________________
                                                 Officer